UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

NetREIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000‑53673	33-0841255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1282 Pacific Oaks Place, Escondido, California		92029
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 471-8536

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2015, NetREIT, Inc., a Maryland corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) to acquire the property known as Highlands Ranch Shea Center II, LLC, 1805 Shea Center Drive, Highlands Ranch, Colorado (“Property”) for a purchase price of approximately Twenty-Five Million Three Hundred Twenty-Five Thousand and Zero/100 Dollars ($25,325,000) from Highlands Ranch Shea Center II, LLC an unaffiliated Colorado limited liability company.

The Property consists of approximately 121,399 rentable square feet located in Douglas County, Colorado.

The Company is currently conducting due diligence on the Property during an initial 30-day inspection period.  Initially, the Company will escrow an earnest money deposit in the amount of $150,000.  At the expiration of the inspection period, an additional $200,000 deposit will be due, and the total deposit of $350,000 will become non-refundable and will be applied to the purchase price at closing.

The acquisition of the Property is subject to the fulfillment of certain closing conditions and other terms and conditions customary for real estate transactions.  There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that the Property will be acquired by the Company.  Assuming that outstanding contingencies are satisfied, we anticipate that the closing of the acquisition of the Property will take place in December 2015.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The foregoing summary of the Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 10.35 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the Property) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Company’s ability to complete an acquisition under contract, and those risks set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements.  To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered.  You are cautioned not to place undue reliance on any forward-looking statements.  The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETREIT, INC

Date: November 12, 2015	By:	/s/ Kenneth W. Elsberry
Name: Kenneth W. Elsberry
Title Chief Financial Officer

Exhibit Number	Description

10.35	Purchase and Sale Agreement dated November 10, 2015 by and between Highlands Ranch Shea Center II, LLC and NetREIT, Inc.